SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
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Filed by a Party other than the Registrant                                   [ ]
Check the appropriate box:
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         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-12

                           Total System Services, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)
________________________________________________________________________________

       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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previously.  Identify the previous filing by  registration  statement number, or
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                                      TSYS(SM)

Richard W. Ussery                                           March 9, 2001
Chairman of the Board


Dear Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders at 10:00 a.m. on Thursday, April 19, 2001, at the TSYS Riverfront Campus Auditorium, 1600 First Avenue, Columbus, Georgia. Enclosed with this Proxy Statement are your proxy card and the 2000 Annual Report.

     We hope that you will be able to be with us and let us give you a review of 2000. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to vote promptly.

     Thank you for helping us make 2000 a good year. We look forward to your continued support in 2001 and another good year.

                                             Sincerely yours,

                                             /s/Richard W. Ussery
                                             RICHARD W. USSERY


Total System Services, Inc.   Post Office Box 2506  Columbus, Georgia 31902-2506


                         TOTAL SYSTEM SERVICES, INC.(R)

                NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS

TIME............... 10:00 a.m. E.T.
                    Thursday, April 19, 2001

PLACE.............. TSYS Riverfront Campus Auditorium
                    1600 First Avenue
                    Columbus, Georgia 31901

ITEMS OF BUSINESS.. (1)  To elect seven directors to serve until the Annual
                         Meeting of Shareholders in 2004.

                    (2) To reapprove the Synovus Financial Corp. Executive Bonus Plan (TSYS is an 80.8% owned subsidiary of Synovus).

                    (3) To approve the DotsConnect, Inc. 2000 Long-Term Incentive Plan (DotsConnect is a wholly owned subsidiary of TSYS).

                    (4) To transact such other business as may properly come before the meeting and any adjournment thereof.

WHO MAY VOTE....... You can vote if you were a shareholder of record on
                    February 15, 2001.

ANNUAL REPORT...... A copy of the Annual Report is enclosed.

PROXY VOTING....... Your vote is important. Please vote in one of these ways:

                    1) Use the toll-free telephone number shown on the proxy
                       card;

                    2) Visit the web site listed on your proxy card; or

                    3) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided.


                                       /s/G. Sanders Griffith, III
                                       G. SANDERS GRIFFITH, III
                                       Secretary


Columbus, Georgia
March 9, 2001










YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY.

                                TABLE OF CONTENTS

Voting Information.............................................................1
Election of Directors..........................................................3
Board of Directors.............................................................5
Audit Committee Report.........................................................6
Directors' Compensation........................................................7
Executive Officers.............................................................7
Stock Ownership of Directors and Executive Officers............................8
Directors' Proposal to Reapprove the Synovus Financial Corp.
     Executive Bonus Plan......................................................9
Directors' Proposal to Approve the DotsConnect, Inc. 2000
     Long-Term Incentive Plan.................................................11
Executive Compensation........................................................14
Stock Performance Graph.......................................................17
Compensation Committee Report on Executive Compensation.......................18
Compensation Committee Interlocks and
     Insider Participation....................................................20
Transactions With Management..................................................20
Relationships Between TSYS, Synovus, CB&T and
     Certain of Synovus' Subsidiaries.........................................21
Section 16(a) Beneficial Ownership Reporting Compliance.......................24
Independent Auditors..........................................................24
General Information:
     Financial Information....................................................25
     Shareholder Proposals for the 2002 Proxy Statement.......................25
     Director Nominees or Other Business for Presentation
          at the Annual Meeting...............................................25
     Solicitation of Proxies..................................................25
     Householding.............................................................25
Appendix A:
     Audit Committee Charter.................................................A-1

                                 PROXY STATEMENT
                               VOTING INFORMATION

PURPOSE

     This Proxy Statement and the accompanying proxy card are being mailed to TSYS shareholders beginning March 9, 2001. The TSYS Board of Directors is soliciting proxies to be used at the 2001 Annual Meeting of TSYS Shareholders which will be held on April 19, 2001, at 10:00 a.m., at the TSYS Riverfront Campus Auditorium, 1600 First Avenue, Columbus, Georgia. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting.

WHO CAN VOTE

     You are entitled to vote if you were a shareholder of record of TSYS stock as of the close of business on February 15, 2001. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

SHARES OUTSTANDING

     A majority of the outstanding shares of TSYS stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of TSYS Shareholders. On February 15, 2001, 194,761,020 shares of TSYS stock were outstanding.

COLUMBUS BANK AND TRUST COMPANY

     Columbus Bank and Trust Company(R)("CB&T") owned individually 157,455,980 shares, or 80.8%, of the outstanding shares of TSYS stock on February 15, 2001. CB&T(R) is a wholly owned banking subsidiary of Synovus Financial Corp.(R), a multifinancial services company.

PROXY CARD

     The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting of Shareholders.

     If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies in favor of the election of all of the director nominees and in accordance with the directors' recommendations on the other proposals listed on the proxy card. The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

VOTING OF SHARES

     Each share of TSYS stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented in person or by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

     TSYS Dividend Reinvestment and Direct Stock Purchase Plan: If you participate in this Plan, your proxy card represents shares held in the Plan, as well as shares you hold in certificate form registered in the same name.

REQUIRED VOTES - ELECTION OF DIRECTOR NOMINEES

     Directors are elected by a plurality of the votes, which means the seven nominees who receive the largest number of properly executed votes will be elected as directors. Each share of TSYS

                                       1

stock is entitled to one vote for each of seven director nominees. Cumulative voting is not permitted. Shares that are represented by proxies which are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

REQUIRED VOTES - OTHER MATTERS

     The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to approve the Synovus Executive Bonus Plan and the DotsConnect, Inc. 2000 Long-Term Incentive Plan.

TABULATION OF VOTES

     Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). In such cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to those matters and, therefore, will have no effect on the vote.

HOW YOU CAN VOTE

     You may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options:

Vote By Telephone:

     You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

Vote By Internet:

     You can also choose to vote on the Internet. The web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Mail:

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

REVOCATION OF PROXY

     If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us prior to the meeting, (b) voting again by telephone or on the Internet prior to the meeting, or (c) attending the meeting in person and casting a ballot.

                                       2

                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.

NUMBER

     The Board of Directors of TSYS consists of 17 members. As 18 board seats have been authorized by TSYS' shareholders, TSYS has one directorship which remains vacant. This vacant directorship could be filled in the future at the discretion of TSYS' Board of Directors. This discretionary power gives TSYS' Board of Directors the flexibility of appointing new directors in the periods between TSYS' Annual Meetings should suitable candidates come to its attention. The Board is divided into three classes whose terms are staggered so that the term of one class expires at each Annual Meeting of Shareholders. The terms of office of the Class I directors expire at the 2002 Annual Meeting, the terms of office of the Class II directors expire at the 2003 Annual Meeting and the terms of office of the Class III directors expire at the 2001 Annual Meeting. Proxies cannot be voted at the 2001 Annual Meeting for a greater number of persons than the number of nominees named.

NOMINEES

     The following nominees have been selected by the Corporate Governance Committee and approved by the Board for submission to the shareholders: Thomas
G. Cousins, Sidney E. Harris, Alfred W. Jones III, Mason H. Lampton, William B. Turner, James D. Yancey and Rebecca K. Yarbrough, each to serve a three year term expiring at the Annual Meeting in the year 2004.

     The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon the recommendation of the Corporate Governance Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate on the proxy.

MEMBERS OF THE BOARD OF DIRECTORS

     Following is the principal occupation, age and certain other information for each director nominee and other directors serving unexpired terms.


----------------------------------------------------------------------------------
                                       TSYS        Year
                                       Director    First
                                       Classifi-   Elected      Principal Occupation
Name                         Age       cation      Director     and Other Information
------------------------     -----     ---------   ---------    -------------------------------------------
James H. Blanchard (1)       59           II       1982         Chairman of the Board and Chief
                                                                Executive Officer, Synovus Financial
                                                                Corp.; Chairman of the Executive
                                                                Committee, Total System Services, Inc.;
                                                                Director, BellSouth Corporation

Richard Y. Bradley           62           II       1991         Partner, Bradley & Hatcher (Law Firm);
                                                                Director, Synovus Financial Corp.

G. Wayne Clough              59            I       2000         President, Georgia Institute
                                                                of Technology

Thomas G. Cousins            69          III       1999         Chairman of the Board and Chief Executive
                                                                Officer, Cousins Properties Incorporated
                                                                (Real Estate Development)

Gardiner W. Garrard, Jr.     60           II       1982         President, The Jordan Company (Real
                                                                Estate Development); Director, Synovus
                                                                Financial Corp.

Sidney E. Harris (2)         51          III       1999         Dean, J. Mack Robinson College of
                                                                Business, Georgia State University;
                                                                Director, The ServiceMaster Company
                                                                and Transamerica Investors, Inc.

                                       3

John P. Illges, III          66           II       1982         Senior Vice President and Financial
                                                                Consultant, The Robinson-Humphrey
                                                                Company, Inc. (Stockbroker); Director,
                                                                Synovus Financial Corp.

Alfred W. Jones III (3)      43          III       2001         Chairman of the Board and Chief
                                                                Executive Officer, Sea Island Company
                                                                (Real Estate Development and Management);
                                                                Director, Synovus Financial Corp.

Mason H. Lampton             53          III       1986         Chairman of the Board and President,
                                                                The Hardaway Company and Chairman
                                                                of the Board, Standard Concrete Products
                                                                (Construction Companies); Director,
                                                                Synovus Financial Corp.

W. Walter Miller, Jr. (4)    52           II       1993         Group Executive, Total System
                                                                Services, Inc.

Samuel A. Nunn (5)           62            I       1997         Senior Partner, King & Spalding (Law
                                                                Firm); Director, The Coca-Cola Company, Dell
                                                                Computer Corporation, General Electric Company,
                                                                National Service Industries, Inc.,
                                                                Scientific-Atlanta, Inc.,
                                                                Internet Security Systems Group, Inc.,
                                                                Texaco Inc. and Community Health Systems, Inc.

H. Lynn Page                 60            I       1982         Director, Synovus Financial Corp.,
                                                                Columbus Bank and Trust Company and
                                                                Total System Services, Inc.

Philip W. Tomlinson (6)      54            I       1982         President, Total System Services, Inc.

William B. Turner (4)        78          III       1982         Chairman of the Executive Committee,
                                                                Columbus Bank and Trust Company and
                                                                Synovus Financial Corp.; Advisory
                                                                Director, W.C. Bradley Co. (Metal
                                                                Manufacturer and Real Estate)

Richard W. Ussery (7)        53            I       1982         Chairman of the Board and Chief
                                                                Executive Officer, Total System Services,
                                                                Inc.

James D. Yancey              59          III       1982         President and Chief Operating Officer,
                                                                Synovus Financial Corp.; Chairman of the Board,
                                                                Columbus Bank and Trust Company;
                                                                Director, Shoney's, Inc.

Rebecca K. Yarbrough         63          III       1999         Private Investor

---------

(1) James H. Blanchard was elected Chairman of the Executive Committee of TSYS in February 1992. From 1982 until 1992, Mr. Blanchard served as Chairman of the Board of TSYS.

(2) Sidney E. Harris was named dean of the J. Mack Robinson College of Business at Georgia State University in July 1997. From 1991 until 1997, Mr. Harris served as dean and professor of the Drucker School of Management at the Claremont Graduate University.

(3)  Alfred W. Jones III was elected as a director of TSYS on February 20,
     2001 by TSYS' Board of Directors to fill a vacant Board seat.

(4)  W. Walter Miller, Jr.'s spouse is the niece of William B. Turner.

(5)  Samuel A. Nunn joined the law firm of King & Spalding in January 1997.
     From 1972 until 1997, Mr. Nunn represented the State of Georgia in the
     United States Senate.

(6)  Philip W. Tomlinson was elected President of TSYS in February 1992. From
     1982 until 1992, Mr. Tomlinson served as Executive Vice President of TSYS.

(7)  Richard W. Ussery was elected Chairman of the Board of TSYS in February
     1992. From 1982 until 1992, Mr. Ussery served as President of TSYS.


                               BOARD OF DIRECTORS

CORPORATE GOVERNANCE PHILOSOPHY

     The business affairs of TSYS are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by TSYS' Articles of Incorporation and bylaws.

     The role of the Board of Directors is to effectively govern the affairs of TSYS for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that TSYS' activities are conducted in a responsible and ethical manner. The Corporate Governance Committee conducts an annual review of corporate governance procedures. A majority of TSYS' directors are independent, nonemployee directors.

SUBMISSION OF DIRECTOR CANDIDATES

     Shareholders who wish to suggest qualified candidates for consideration as directors of TSYS by the Corporate Governance Committee should write to:
Corporate Secretary, Total System Services, Inc., 901 Front Avenue, Suite 301, Columbus, Georgia 31901, stating in detail the qualifications of such persons.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held five meetings in 2000. All directors attended at least 75% of Board and committee meetings held during their tenure during 2000. The average attendance by directors at the aggregate number of Board and committee meetings they were scheduled to attend was 93%.

COMMITTEES OF THE BOARD

     TSYS' Board of Directors has four principal standing committees -- an Executive Committee, an Audit Committee, a Corporate Governance Committee and a Compensation Committee. The following table shows the membership of the various committees.

--------------------------------------------------------------------------------
Executive                   Audit                         Corporate Governance         Compensation
----------                  -----                         --------------------         -------------
James H. Blanchard, Chair   John P. Illges, III, Chair    Richard Y. Bradley, Chair    Gardiner W. Garrard, Jr., Chair
Richard Y. Bradley          Sidney E. Harris              Thomas G. Cousins            G. Wayne Clough
Gardiner W. Garrard, Jr.    H. Lynn Page                  Samuel A. Nunn               Mason H. Lampton
John P. Illges, III                                       Rebecca K. Yarbrough
Philip W. Tomlinson
William B. Turner
Richard W. Ussery
James D. Yancey

     Executive Committee. TSYS' Executive Committee held four meetings in 2000. During the intervals between meetings of TSYS' Board of Directors, TSYS' Executive Committee possesses and may exercise any and all of the powers of TSYS' Board of Directors in the management and direction of the business and affairs of TSYS with respect to which specific direction has not been previously given by TSYS' Board of Directors.

     Audit Committee. TSYS' Audit Committee held four meetings in 2000. Its Report begins on page 6. The primary functions to be engaged in by TSYS' Audit Committee include:

     . Monitoring the quality and integrity of TSYS' financial reporting process and systems of internal controls regarding finance, accounting, regulatory and legal compliance;

     . Monitoring the independence and performance of TSYS' independent auditors and internal auditing activities; and

     . Providing an avenue of communication among the independent auditors, management, internal audit and the Board of Directors.

     Corporate Governance Committee. TSYS' Corporate Governance Committee held two meetings in 2000. The primary functions to be engaged in by TSYS' Corporate Governance Committee include:

     . Making recommendations to the Board regarding the governance of TSYS as reflected in TSYS' Articles of Incorporation and bylaws;

     . Making recommendations to the Board regarding Board administration, including developing criteria for selecting and retaining Board members, seeking qualified candidates for the Board and recommending assignment of Board members to appropriate Board committees;

     . Making recommendations to the Board regarding a policy and program regarding director compensation and annual assessment of Board performance;

     . Establishing procedures for the Chief Executive Officer's annual performance review; and

     . Establishing procedures for annual reviews of succession planning and management development.

     Compensation Committee. TSYS' Compensation Committee held five meetings in 2000. Its Report on Executive Compensation begins on page 18. The primary functions to be engaged in by TSYS' Compensation Committee include:

     .    The design and oversight of TSYS' executive compensation program;

     . The design and oversight of all compensation and benefit programs in which employees, officers and directors of TSYS are eligible to participate; and

     .    Performing an annual evaluation of the Chief Executive Officer.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three directors who the Board and Audit Committee believe are independent as defined in the New York Stock Exchange's listing standards.

     In accordance with its written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of TSYS' financial reporting process. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     . Reviewed and discussed with management TSYS' audited financial statements as of and for the year ended December 31, 2000;

     . Discussed with KPMG LLP, TSYS' independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

     . Received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence.

     Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in TSYS' Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

     This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement, except to the extent TSYS specifically requests that the Report be specifically incorporated by reference.

The Audit Committee

John P. Illges, III
Sidney E. Harris
H. Lynn Page

                             DIRECTORS' COMPENSATION

COMPENSATION

     During 2000, directors received the following compensation:

     Annual retainer                                        $20,000
     Attendance fee for each Board meeting                  $ 1,800
     Attendance fee for each Executive Committee meeting,
          including the chairman                            $ 1,800
     Attendance fee for each committee meeting chaired,
          other than executive                              $ 1,200
     Attendance fee for committee meetings,
          other than executive                              $   750

DIRECTOR STOCK PURCHASE PLAN

     TSYS' Director Stock Purchase Plan is a nontax-qualified, contributory stock purchase plan pursuant to which qualifying TSYS directors can purchase, with the assistance of contributions from TSYS, presently issued and outstanding shares of TSYS stock. Under the terms of the Director Stock Purchase
Plan, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of TSYS stock, and TSYS contributes an additional amount equal to 50% of the directors' cash contributions. Participants in the Director Stock Purchase Plan are fully vested in, and may request the issuance to them of, all shares of TSYS stock purchased for their benefit under the Plan.

                               EXECUTIVE OFFICERS

     The following table sets forth the name, age and position with TSYS of each executive officer of TSYS.

--------------------------------------------------------------------------------
Name                          Age     Position with TSYS
---------------------------   ---     ------------------------------------
James H. Blanchard            59      Chairman of the Executive Committee
Richard W. Ussery             53      Chairman of the Board
                                       and Chief Executive Officer
Philip W. Tomlinson           54      President
William A. Pruett             47      Executive Vice President
James B. Lipham               52      Executive Vice President
                                       and Chief Financial Officer
M. Troy Woods                 49      Executive Vice President
Kenneth L. Tye                48      Executive Vice President
                                       and Chief Information Officer
G. Sanders Griffith, III      47      General Counsel and Secretary

     Messrs. Blanchard, Ussery and Tomlinson are directors of TSYS. William A. Pruett was elected as Executive Vice President of TSYS in February 1993. From 1976 until 1993, Mr. Pruett served in various capacities with CB&T and/or TSYS, including Senior Vice President. James B. Lipham was elected as Executive Vice President and Chief Financial Officer of TSYS in July 1995. From 1984 until 1995, Mr. Lipham served in various financial capacities with Synovus and/or TSYS, including Senior Vice President and Treasurer. M. Troy Woods was elected as Executive Vice President of TSYS in July 1995. From 1987 until 1995, Mr. Woods served in various capacities with TSYS, including Senior Vice President. Kenneth L. Tye was elected as Executive Vice President and Chief Information Officer of TSYS in August 1999. From 1971 until 1999, Mr. Tye served in various capacities with CB&T and/or TSYS, including Senior Vice President. G. Sanders Griffith, III has served as General Counsel of TSYS since 1988 and was elected as Secretary of TSYS in June 1995. Mr. Griffith currently serves as Senior Executive Vice President, General Counsel and Secretary of Synovus and has held various positions with Synovus since 1988.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth ownership of shares of TSYS stock by each director, by each executive officer named in the Summary Compensation Table on page 14 and by all directors and executive officers as a group as of December 31, 2000.

--------------------------------------------------------------------------------
                                  Shares of            Shares of
                                 TSYS Stock           TSYS Stock                         Percentage of
                               Beneficially         Beneficially       Total               Outstanding
                                 Owned with           Owned with       Shares of             Shares of
                                Sole Voting        Shared Voting       TSYS Stock           TSYS Stock
                             and Investment       and Investment       Beneficially       Beneficially
                                Power as of          Power as of       Owned as of         Owned as of
 Name                              12/31/00             12/31/00        12/31/00(1)          12/31/00
 --------------------------  ------------------- --------------------  ----------------  -------------
James H. Blanchard               784,812            360,480            1,145,292                  *
Richard Y. Bradley                23,025              5,000               28,025                  *
G. Wayne Clough                      358                ---                  358                  *
Thomas G. Cousins                 29,157                ---               29,157                  *
Gardiner W. Garrard, Jr.          15,227                ---               15,227                  *
Sidney E. Harris                   1,368                ---                1,368                  *
John P. Illges, III              105,169             81,750              186,919                  *
Alfred W. Jones III                  ---                ---                  ---                ---
Mason H. Lampton                  40,985            104,234(2)           145,219                  *
James B. Lipham                   47,153                600              117,953                  *
W. Walter Miller, Jr.             88,064             12,831              108,095                  *
Samuel A. Nunn                     1,999                ---               39,499                  *
H. Lynn Page                     323,285            328,808              652,093                  *
William A. Pruett                160,095                ---              223,095                  *
Philip W. Tomlinson              593,433             59,796              779,229                  *
William B. Turner                163,309            576,000              739,309                  *
Richard W. Ussery                556,098             66,000              748,098                  *
M. Troy Woods                     66,421              2,808              141,229                  *
James D. Yancey                  778,039             24,000              802,039                  *
Rebecca K. Yarbrough             272,579            520,812(3)           793,391                  *
Directors and Executive
 Officers as a group
  (22 persons)                  4,175,504          2,143,119            6,704,595                3.4

*    Less than one percent of the outstanding shares of TSYS stock.
--------

(1) The totals shown for the following directors and executive officers of TSYS include the number of shares of TSYS stock that each individual has the right to acquire within 60 days through the exercise of stock options:

          Person                                  Number of Shares
          ------                                  ----------------
     James B. Lipham                                   70,200
     W. Walter Miller, Jr.                              7,200
     Samuel A. Nunn                                    37,500
     William A. Pruett                                 63,000
     Philip W. Tomlinson                              126,000
     Richard W. Ussery                                126,000
     M. Troy Woods                                     72,000

     In addition, the other executive officers of TSYS have rights to acquire an aggregate of 9,000 shares of TSYS stock within 60 days through the exercise of stock options.

(2)  Includes 28,800  shares of TSYS stock held in a trust for which Mr.
     Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of such shares.

                                       8

(3)  Includes 72,000 shares of TSYS stock held in a trust for which Mrs.
     Yarbrough is not the trustee. Mrs. Yarbrough disclaims beneficial ownership of such shares.


     For a detailed discussion of the beneficial ownership of Synovus stock by TSYS' named executive officers and directors and by all directors and executive officers of TSYS as a group, see "Synovus Stock Ownership of Directors and Management" on page 21.

                  DIRECTORS' PROPOSAL TO REAPPROVE THE SYNOVUS
                      FINANCIAL CORP. EXECUTIVE BONUS PLAN

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     TSYS' executive compensation program includes short-term incentive bonus awards under the Synovus Financial Corp. Executive Bonus Plan (the "Plan"). The purposes of the Plan are to reward selected executive officers for superior corporate performance and to attract and retain top quality executive officers. Subject to reapproval by TSYS' shareholders, compensation paid pursuant to the Plan to TSYS' officers is intended, to the extent reasonable, to continue to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as may be amended from time to time ("Section 162(m)"). The Plan was originally approved by TSYS shareholders in 1996. Because Section 162(m) requires shareholder approval every five years, the Plan is being submitted to shareholders for reapproval.

     Eligibility and Participation. The Chief Executive Officer and the four highest compensated officers of Synovus and any publicly-traded subsidiary of Synovus (including TSYS) are eligible to participate in the Plan. Approximately 10 employees are eligible to participate in the Plan. The Committee, as described below, has discretion to select participants from among eligible employees from year to year.

     Description of Awards Under the Plan. Pursuant to the Plan, Synovus may award incentive bonus opportunities to participants. Each fiscal year, the Committee shall establish, in writing, the performance goals applicable to such and/or any succeeding fiscal year. The performance measures which shall be used to determine the amount of the incentive bonus award for each such performance period shall be chosen from among the following for Synovus, any of its business segments and/or any of its business units, unless and until the Committee proposes a change in such measures for shareholder vote or applicable tax and/or securities laws change to permit the Committee discretion to alter such performance measures without obtaining shareholder approval: (i) number of cardholder, merchant and/or other customer accounts processed and/or converted by TSYS; (ii) successful negotiation or renewal of contracts with new and/or existing customers by TSYS; (iii) productivity and expense control; (iv) stock price; (v) return on capital compared to cost of capital; (vi) net income;
(vii) operating income; (viii) earnings per share and/or earnings per share growth; (ix) return on equity; (x) return on assets; (xi) nonperforming assets and/or loans as a percentage of total assets and/or loans; (xii) noninterest expense as a percentage of total expense; (xiii) loan charge-offs as a percentage of total loans; and (xiv) asset growth. Awards shall be determined based on the achievement of such preestablished performance goals and shall be awarded based on a percentage of a participant's base salary.

     The Committee shall have no discretion to increase the amount of any award under the Plan but will retain the ability to eliminate or decrease an award otherwise payable to a participant. The Committee shall certify, in writing, that the performance goals have been met before any payments to participants may be made. Payment of the incentive bonus award earned, if any, shall be made in cash, as soon as practicable after Committee approval or deferred until retirement (if so elected by the participant prior to the beginning of the year in which the bonus is to be earned).

                                       9

     Termination of Employment. Any participant not employed by Synovus or a publicly-traded subsidiary of Synovus on December 31 of any fiscal year will not be entitled to an award unless otherwise determined by the Committee.

     Maximum Amount Payable to Any Participant. The maximum amount payable for each performance period under the Plan to any participant is one hundred fifty percent (150%) of such participant's base salary; provided, however, that no participant may receive an award for any performance period in excess of $1.5 million.

     Amendment of the Plan. The Board of Directors of Synovus may amend the Plan at any time, including amendments that increase the costs of the Plan and allocate benefits differently between persons and groups in the table below; provided, however, that no amendment shall be made without shareholder approval that increases the maximum amount payable to any participant in excess of the limits set forth above.

     Duration of the Plan. The Plan shall remain in effect from the date it is approved by TSYS' shareholders until the date it is terminated by the Board of Directors of Synovus. The Board of Directors of Synovus may terminate the Plan at any time.

     Administration. The Plan will be administered by the Compensation Committee of the Synovus Board of Directors (the "Committee") with the approval, as to matters involving TSYS employees, of the Compensation Committee of the Board of Directors of TSYS. The Synovus and TSYS Compensation Committees will be comprised of two or more Synovus and TSYS "outside" directors within the meaning of Section 162(m).

     Estimate of Benefits. For the fiscal year 2000, only Mr. Ussery participated in the Plan, while Messrs. Tomlinson, Pruett, Woods and Lipham participated in the Synovus Incentive Bonus Plan. Because the amounts that will be paid pursuant to the Plan are not currently determinable, the following chart sets forth the amounts that would have been awarded for fiscal year 2000 if the Chief Executive Officer and the four other highest compensated officers of TSYS participated in the Plan.

                               New Plan Benefits
                  Synovus Financial Corp. Executive Bonus Plan

Name and Position                                               Dollar Value($)
-----------------------------------------------------           ---------------
Richard W. Ussery
  Chairman of the Board and Chief Executive Officer              $   436,800
Philip W. Tomlinson
  President                                                          357,000
William A. Pruett
  Executive Vice President                                           216,720
M. Troy Woods
  Executive Vice President                                           216,720
James B. Lipham
  Executive Vice President and Chief Financial Officer               186,900
Executive Group                                                    1,414,140
Non-Executive Director Group                                           -0-
Non-Executive Officer Employee Group                                   -0-

                                       10

            DIRECTORS' PROPOSAL TO APPROVE THE DOTSCONNECT, INC.
                          2000 LONG-TERM INCENTIVE PLAN

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     TSYS' compensation program includes stock options under the DotsConnect, Inc. 2000 Long-Term Incentive Plan (the "2000 Plan"). The purpose of the 2000 Plan is to attract and retain employees, to provide an additional incentive for each participant to work to increase the value of DotsConnect, Inc. and to enable such employees to acquire and maintain an equity interest in DotsConnect, a wholly owned subsidiary of TSYS. Subject to approval by TSYS' shareholders, compensation paid to TSYS' employees pursuant to the 2000 Plan is intended, to the extent reasonable, to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986.

     Eligibility and Participation. Any employee of DotsConnect or its affiliates (including TSYS) is eligible to be selected to participate in the 2000 Plan. Approximately 58 employees currently participate in the 2000 Plan. The Committee, as described below, has discretion to select participants from among eligible employees.

     Shares Subject to the Plan. The aggregate number of shares of DotsConnect stock which may be granted to participants pursuant to awards granted under the 2000 Plan may not exceed one million five hundred thousand (1,500,000).

     Stock Options. The Committee may grant options under the 2000 Plan in the form of qualified incentive stock options, nonqualified stock options or a combination thereof. Subject to the limits described herein, the Committee shall have discretion in determining the number of shares subject to options granted to each participant.

     The option price of both nonqualified and qualified incentive stock options must be equal to one hundred percent (100%) of the fair market value of a share of DotsConnect stock on the date the option is granted. Options shall expire at such times as the Committee determines at the time of grant; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant.

     Options granted under the 2000 Plan shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall approve. The option exercise price shall be payable in cash or by check acceptable by the Committee. If approved by the Committee, payment of the exercise price may also be made by a surrender of stock that has been held for six months.

     Options may only be transferred under the laws of descent and distribution and shall be exercisable only by the participant during his lifetime.

     Maximum Amount Payable to Any Participant. The maximum number of shares which may be awarded in any calendar year to any one participant is five hundred thousand (500,000).

     Adjustments in Connection With Certain Events. The 2000 Plan provides that the Committee shall make a substitution or adjustment in the number of shares reserved for issuance under the 2000 Plan in the number, kind or class, and option price of shares subject to outstanding options as it deems appropriate and equitable in connection with a change in capitalization affecting DotsConnect's stock.

     Duration of the 2000 Plan. The 2000 Plan shall remain in effect from the date it is adopted by DotsConnect's Board of Directors until the date terminated by the DotsConnect Board; provided, however, that no award shall be granted on or after the tenth anniversary of the 2000 Plan's effective date.

                                       11

     Administration. The 2000 Plan will be administered by the Board of Directors of DotsConnect or a committee designated by the Board of Directors; provided, however, that with respect to options granted to employees of TSYS, the term "Committee" shall refer to the Compensation Committee of the Board of Directors of TSYS, which will be comprised of no fewer than two members who must be "outside directors" within the meaning of Section 162(m).

     The Committee shall have authority to determine individuals to whom options will be granted; determine the terms and conditions upon which options shall be granted; determine the time after which options shall be exercisable; and make all other determinations, perform all other acts, exercise all other powers, and establish any other procedures it deems necessary, appropriate or advisable in administering the 2000 Plan and maintaining compliance with applicable law.

     Amendment of the 2000 Plan. DotsConnect's Board of Directors may amend, alter or discontinue the 2000 Plan at any time except that no such amendment, suspension or discontinuation of the 2000 Plan may adversely affect an existing award under the 2000 Plan without the affected participant's consent. In addition, if stockholder approval of the 2000 Plan is obtained, no amendment, alteration or discontinuation shall be made, without the approval of shareholders, which would: (i) increase the total number of shares reserved under the 2000 Plan; (ii) decrease the option price of any option to less than one hundred percent (100%) of the fair market value of a share on the date of grant; (iii) change the participants or class of participants eligible to participate in the 2000 Plan; or (iv) materially increase the benefits accruing to participants.

     Change in Control. In the event of a change in control of DotsConnect as defined in the 2000 Plan, the vesting of any outstanding awards granted under the 2000 Plan shall be accelerated, and all such awards shall be fully exercisable. In addition, as part of the option agreement, the Committee may require that an employee surrender his or her option in exchange for payment by DotsConnect in an amount equal to the amount by which the then fair market value of the stock subject to the option exceeds the exercise price of the option, in which case the option will terminate upon such surrender.

     Federal Income Tax Consequences of the 2000 Plan. The income tax consequences under current federal tax law to participants and to DotsConnect and its affiliates of incentive compensation awarded under the 2000 Plan are generally as described below. Local and state tax authorities, however, may also tax incentive compensation awarded under the 2000 Plan.

     Consequences to Participants. The tax consequences to participants of the individual types of awards which may be granted under the 2000 Plan are described below.

     Qualified Incentive Stock Options. With respect to options which qualify as incentive stock options, a participant will not recognize ordinary income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an incentive stock option before the expiration of two years from the date the options are granted, or within one year after the issuance of shares upon exercise of the incentive stock option, the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition exceeds the option price; and (b) capital gain (or loss), to the extent that the amount realized on disposition differs from the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the participant will realize capital gain or loss (assuming the shares are held as capital assets) equal to the difference between the amount realized on disposition and the option price.

     Nonqualified Stock Options. With respect to options which do not qualify as incentive stock options, the participant will recognize no income upon grant of the option and, upon exercise, will recognize ordinary income to the extent of the difference between the amount paid by the participant for the shares and the fair market value of the shares on the date of option

                                       12

     exercise. Upon a subsequent disposition of the shares received under the option, the participant will recognize capital gain or loss, as the case may be, to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition (assuming the shares are held as capital assets).

     Consequences to DotsConnect and Its Affiliates. In general, DotsConnect and its affiliates will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as compensation, except as provided below. To the extent a participant realizes capital gains, as described above, DotsConnect and its affiliates will not be entitled to any deduction for federal income tax purposes.

     Under Section 162(m), compensation paid by a public company in excess of $1 million for any taxable year to "covered employees" generally is not deductible by the company or its affiliates for federal income tax purposes unless it is related to the performance of the company, is paid pursuant to a plan approved by shareholders of the company and meets certain other requirements.

     Generally, "covered employees" is defined under Section 162(m) as any individual who is the chief executive officer or is among the four other highest paid executive officers named in the summary compensation table in the company's proxy statement, other than the chief executive officer, as of the last day of the taxable year. It is anticipated that awards will qualify as performance based for purposes of Section 162(m). However, the Committee reserves the ability to make awards which do not qualify for full deductibility under Section 162(m) if the Committee determines that the benefits of so doing outweigh full deductibility.

NEW PLAN BENEFITS

     The second column in the following table shows all grants of options of DotsConnect stock to TSYS employees and officers under the 2000 Plan for fiscal year 2000. All of such options were granted contingent upon approval of the 2000 Plan by TSYS' shareholders.


                            Number of Shares Subject
                               to Options Granted

 Name and Position                                  2000 Plan
 ------------------------------------    ----------------------------
 Richard W. Ussery
   Chairman of the Board
    and Chief Executive Officer                     100,000

 Philip W. Tomlinson
   President                                        100,000


 William A. Pruett
   Executive Vice President                          50,000

 M. Troy Woods
   Executive Vice President                         100,000

 James B. Lipham
   Executive Vice President
    and Chief Financial Officer                      50,000

Executive Group                                     475,000
Non-Executive Director Group                            -0-
Non-Executive Officer Employee Group                    -0-

                                       13

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the cash and noncash compensation for each of the last three fiscal years for the chief executive officer of TSYS and for the other four most highly compensated executive officers of TSYS.


--------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION TABLE
                                                                                         Long-Term
                                                Annual Compensation                     Compensation Awards
                          --------------------------------------------------------   ------------------------------
                                                                    Other            Restricted       Securities      All
                                                                    Annual           Stock            Underlying      Other
Name and                                                            Compen-          Award(s)         Options/        Compen-
Principal Position(1)     Year    Salary(2)         Bonus(3)        sation(4)        (5)              SARs (6)        sation (7)
-----------------------   ------  --------------   -----------      ------------     --------------   -------------   ------------
Richard W. Ussery         2000    $513,200         $436,800           $7,500         $325,000         149,050         $145,084
Chairman of the Board     1999     464,000          292,500             -0-             -0-            90,170          138,894
and Chief Executive       1998     444,200          276,250             -0-             -0-           106,422          116,712
Officer

Philip W. Tomlinson       2000     458,200          357,000             -0-           650,000         135,543          121,101
President                 1999     404,000          234,000             -0-             -0-            64,937          116,561
                          1998     383,400          219,000             -0-             -0-            75,750           97,145

William A. Pruett         2000     258,000          217,720             -0-           325,000          63,115           73,551
Executive Vice            1999     240,500          145,300             -0-             -0-            24,189           72,110
President                 1998     224,750          134,850             -0-             -0-            27,950           60,931


M. Troy Woods             2000     258,000          217,720             -0-           325,000         113,115           73,606
Executive Vice            1999     240,500          145,300             -0-             -0-            24,189           67,381
President                 1998     220,000          110,000             -0-             -0-            26,718           55,190

James B. Lipham           2000     222,500          187,900             -0-           650,000          61,196           62,713
Executive Vice President  1999     202,500          122,500             -0-             -0-            20,098           56,504
and Chief Financial       1998     182,500           91,250             -0-             -0-            22,182           46,034
Officer
--------------------

(1) Mr. Blanchard received no cash compensation from TSYS during 2000, other than director compensation.

(2) Amount consists of base salary and director fees for Messrs. Ussery and Tomlinson.

(3) Bonus amount for 2000 includes a special recognition award of $1,000 for Messrs. Pruett, Woods and Lipham.

(4)  Amount for 2000 includes matching contributions under the Director Stock
     Purchase Plan. Perquisites and other personal benefits are excluded because the aggregate amount does not exceed the lesser of $50,000 or 10% of annual salary and bonus for the named executives.

(5) Grants for 2000 pertain to shares of Vital Processing Services, LLC, a 50% owned subsidiary of TSYS. Dividends are not paid on the restricted shares.
     As of December 31, 2000, Messrs. Ussery, Tomlinson, Pruett, Woods and
     Lipham held 6,579, 4,656, 1,767, 1,577 and 1,331 Synovus restricted shares, respectively, with a value of $177,222, $125,421, $47,599, $42,480 and
     $35,854, respectively. As of December 31, 2000, Messrs. Ussery, Tomlinson,
     Pruett, Woods and Lipham held 100,000, 200,000, 100,000, 100,000 and
     200,000 Vital restricted shares, respectively, with a value of $325,000, $650,000, $325,000, $325,000 and $650,000, respectively.

(6)  Grants for 2000 include options to purchase 100,000, 100,000, 50,000,
     100,000 and 50,000 shares of DotsConnect, Inc., a subsidiary of TSYS, for each of Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham, respectively.

(7) The 2000 amount consists of contributions or other allocations to defined contribution plans of $30,000 for each executive; allocations pursuant to defined contribution excess benefit agreements of $114,462, $90,465, $43,160, $43,160 and $32,375 for each of Messrs. Ussery, Tomlinson, Pruett,
     Woods and Lipham, respectively; premiums paid for group term life insurance coverage of $450, $450, $391, $446 and $338 for each of Messrs. Ussery,
     Tomlinson, Pruett, Woods and Lipham, respectively; and the economic benefit of life insurance coverage related to split-dollar life insurance policies of $172 and $186 for Messrs. Ussery and Tomlinson, respectively.


                                       14

STOCK OPTION EXERCISES AND GRANTS

     The following tables provide certain information regarding stock options granted and exercised in the last fiscal year and the number and value of unexercised options at the end of the fiscal year.


------------------------------------------------------------------------------
                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                            Individual Grants
                     ---------------------------------------------------------
                                  % of Total                                   Potential
                                  Options/                                     Realized Value at
                                  SARs           Exercise                      Assumed Annual Rates of
                     Options/     Granted to     or                            Stock Price Appreciation
                     SARs         Employees      Base                          For Option Term(1)
                     Granted      in Fiscal      Price       Expiration       --------------------------
Name                 (#)          Year           ($/Share)   Date                5%($)       10%($)
-------------------  -----------  -------------  --------    --------------   ---------    -------------
Richard W. Ussery     49,050(2)     15.12%        $18.06      01/19/10           $422,811  $1,012,883
                     100,000(3)      6.74            .44      06/11/10             28,000      70,000

Philip W. Tomlinson   35,543(2)     10.96          18.06      01/19/10            306,381     733,963
                     100,000(3)      6.74            .44      06/11/10             28,000      70,000

William A. Pruett     13,115(2)      4.04          18.06      01/19/10            113,051     270,825
                      50,000(3)      3.37            .44      06/11/10             14,000      35,000

M. Troy Woods         13,115(2)      4.04          18.06      01/19/10            113,051     270,825
                     100,000(3)      6.74            .44      06/11/10             28,000      70,000

James B. Lipham       11,196(2)      3.45          18.06      01/19/10             96,510     231,197
                      50,000(3)      3.37            .44      06/11/10             14,000      35,000

---------------

(1) The dollar gains under these columns result from calculations using the identified growth rates and are not intended to forecast future price appreciation of Synovus or DotsConnect stock.

(2) Options to purchase Synovus stock granted on January 20, 2000 at fair market value. Options become exercisable on January 20, 2002 and are transferable to family members.

(3) Options to purchase DotsConnect stock granted on June 12, 2000 at fair market value with the following vesting schedule: 25% on June 12, 2001; 25% on June 12, 2002; and 50% on June 12, 2003.



--------------------------------------------------------------------------------
                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION/SAR VALUES

                                                Number of Securities          Value of
                                                Underlying Unexercised        Unexercised In-the-Money
                     Shares        Value        Options/SARs at FY-End (#)    Options/SARs at FY-End ($)(1)
                     Acquired on   Realized     --------------------------    -----------------------------
Name                 Exercise (#)  ($)(1)       Exercisable/Unexercisable     Exercisable/Unexercisable
-------------------  ------------  -----------  --------------------------    -----------------------------
Richard W. Ussery     -0-         $ -0-         446,823 /  139,370(2)          $5,896,244 / $  802,929
                      -0-           -0-         126,000 /  294,000(3)           1,159,830 /  2,706,270
                      -0-           -0-               0 /  100,000(4)                   0 /          0

Philip W. Tomlinson   -0-           -0-         293,238 /  100,630(2)           3,659,144 /    580,545
                      -0-           -0-         126,000 /  294,000(3)           1,159,830 /  2,706,270
                      -0-           -0-               0 /  100,000(4)                   0            0

William A. Pruett     -0-           -0-         116,065 /   37,454(2)           1,520,472 /    215,958
                      -0-           -0-          63,000 /  147,000(3)             579,915 /  1,353,135
                      -0-           -0-               0 /   50,000(4)                   0 /          0

M. Troy Woods         -0-           -0-          80,346 /   37,454(2)             829,908 /    215,958
                      -0-           -0-          72,000 /  147,000(3)             763,290 /  1,353,135
                      -0-           -0-               0 /  100,000(4)                   0 /          0

James B. Lipham       -0-           -0-          79,115 /   31,444(2)             939,424 /    182,308
                      -0-           -0-          70,200 /  147,000(3)             726,615 /  1,353,135
                      -0-           -0-               0 /   50,000(4)                   0 /          0

----------

(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(2)  Options pertain to shares of Synovus stock.

(3)  Options pertain to shares of TSYS stock.

(4)  Options pertain to shares of DotsConnect stock.


                                       15

CHANGE IN CONTROL ARRANGEMENTS

     Long-Term Incentive Plans. Under the terms of the TSYS 2000 Long-Term Incentive Plan, the DotsConnect 2000 Long-Term Incentive Plan and Synovus' 1992, 1994 and 2000 Long-Term Incentive Plans, all awards become automatically vested in the event of a Change of Control, as defined below. Awards under the Plans may include stock options, restricted stock, stock appreciation and performance awards. Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham each have restricted stock and stock options under the Synovus/TSYS/DotsConnect Long-Term Incentive Plans.

     Change of Control Agreements. TSYS has entered into Change of Control Agreements with Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham, and certain other officers. In the event of a Change of Control, an executive would receive the following:

     . For Messrs. Ussery and Tomlinson, three times their current base salary and bonus (bonus is defined as the average bonus over the past three years measured as a percentage multiplied by the executive's current base salary). Messrs. Pruett, Woods and Lipham would receive two times their current base salary and bonus, as defined above.

     . Three years of medical, life, disability and other welfare benefits (two years for Messrs. Pruett, Woods and Lipham).

     . A pro rata bonus through the date of termination for the separation year.

     . A cash amount in lieu of a long-term incentive award for the year of separation equal to 1.5 times the normal market grant, if the executive received a long-term incentive award in the year of separation, or 2.5 times the market grant if not.

     In order to receive these benefits, an executive must be actually or constructively terminated within one year following a Change of Control, or the executive may voluntarily or involuntarily terminate employment during the thirteenth month following a Change of Control.

     With respect to Synovus, a Change of Control under these agreements is defined as: (i) the acquisition of 20% or more of the "beneficial ownership" of Synovus' outstanding voting stock, with certain exceptions for Turner family members; (ii) the persons serving as directors of Synovus as of January 1, 1996, and their replacements or additions, ceasing to comprise at least two-thirds of the Board members; (iii) a merger, consolidation, reorganization or sale of Synovus' assets unless the prior owners of Synovus own more than two-thirds of the new company, no person owns more than 20% of the new company, and two-thirds of the new company's Board members are prior Board members of Synovus; or (iv) a triggering event occurs as defined in the Synovus Rights Agreement. With respect to TSYS, a Change of Control is generally defined the same as a Change of Control of Synovus, except that (a) a spin-off of TSYS stock to Synovus shareholders, and (b) any transaction in which Synovus continues to own more than 50% of the outstanding stock of TSYS are specifically excluded from the Change of Control definition. In the event an executive is impacted by the Internal Revenue Service excise tax that applies to certain Change of Control arrangements, the executive would receive additional payments so that he or she would be in the same position as if the excise tax did not apply. The Change of Control Agreements do not provide for any retirement benefits or perquisites.

                                       16

                             STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in cumulative shareholder return on TSYS stock with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Computer Software & Services Index for the last five fiscal years (assuming a $100 investment on December 31, 1995 and reinvestment of all dividends).

[Omitted Stock Performance Graph is represented by the following table.]


         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
        TSYS, S&P 500 AND S&P COMPUTER SOFTWARE & SERVICES INDEX

               1995      1996      1997      1998      1999      2000
               ----      ----      ----      ----      ----      -----
TSYS           $100      $177      $163      $232      $162      $222

S&P 500        $100      $123      $164      $211      $255      $232

S&P CS&S       $100      $155      $217      $392      $726      $343

                                       17

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee ("Committee") of TSYS is responsible for the design and oversight of the TSYS executive compensation program, as well as the compensation and other benefit plans in which officers, employees and directors of TSYS and its subsidiaries participate. The Committee has designed its compensation program to attract and retain highly motivated and well-trained executives in order to create superior shareholder value for TSYS shareholders.

     Elements of Executive Compensation. The four elements of executive compensation at TSYS are:

     .      Base Salary
     .      Annual Bonus
     .      Long-Term Incentives
     .      Other Benefits

     The Committee believes that a substantial portion (though not a majority) of an executive's compensation should be at risk based upon performance, both in the short-term (through the annual bonus and the Synovus/TSYS Profit Sharing Plan and the Synovus/TSYS 401(k) Savings Plan) and long-term (through long-term incentives such as stock options and restricted stock awards). The remainder of each executive's compensation is primarily based upon the competitive practices of computer systems/data processing companies ("similar companies"), with certain adjustments as described below. The companies used for comparison under this approach are not the same companies included in the peer group index appearing in the Stock Performance Graph above. Each element of executive compensation is discussed in detail below.

     Base Salary. Base salary is an executive's annual rate of pay without regard to any other elements of compensation. The primary consideration used by the Committee is a market comparison of comparable positions within similar companies based upon the executive's level of responsibility and experience. The Committee has had difficulty, however, in obtaining appropriate market data for certain of TSYS' executives. Market data for most positions is based upon the 50th percentile of the computer systems/data processing market, adjusted to reflect the size of TSYS. If market data could not be obtained for a particular position, the Committee targeted the median level of general industry data with a premium added to reflect the technology component of TSYS' business. Based solely upon this market data, the Committee increased Mr. Ussery's base salary in 2000. The Committee also increased the base salaries of TSYS' other executive officers in 2000 based solely upon this market data, as described above.

     Annual Bonus. The Committee may award annual bonuses to TSYS executives under two different plans, the Synovus Executive Bonus Plan (which was approved by TSYS shareholders in 1996 and is being submitted for reapproval in 2001) and the Synovus Incentive Bonus Plan. The Committee selects the participants in each Plan from year to year. For 2000, Mr. Ussery was selected to participate in the Synovus Executive Bonus Plan and Messrs. Tomlinson, Pruett, Woods and Lipham were selected to participate in the Incentive Bonus Plan. Under the terms of the Plans, bonus amounts are paid as a percentage of base pay based on the achievement of performance goals that are established each year by the Committee. The performance goals may be chosen by the Committee from among the following measurements:

     . Number of cardholder, merchant and/or other customer accounts processed and/or converted by TSYS;

     . Successful negotiation or renewal of contracts with new and/or existing customers by TSYS;

     .    Productivity and expense control;

     .    Stock price;

     .    Return on capital compared to cost of capital;

     .    Net income;

     .    Operating income;

     .    Earnings per share and/or earnings per share growth;

     .    Return on equity;

                                       18

     .    Return on assets;

     . Non-performing assets and/or loans as a percentage of total assets and/or loans;

     .    Non-interest expense as a percentage of total expense;

     .    Loan charge-offs as a percentage of loans; and

     .    Asset growth.

     The Committee established a payout matrix based on attainment of net income goals during 2000 for Mr. Ussery and TSYS' other executive officers. The maximum percentage payouts under the Plans for 2000 were 65% for Mr. Ussery and 60% for Messrs. Tomlinson, Pruett, Woods and Lipham. The Committee also established a "super bonus" payout matrix that increased the bonus amount otherwise payable if certain stock price and net income goals were attained. TSYS' financial performance and each executive's individual performance can reduce the bonus awards determined by the attainment of the goals, although this was not the case for any of TSYS' executive officers. Based upon TSYS' net income and stock price, Mr. Ussery and TSYS' other executive officers were awarded the bonus amounts set forth in the Summary Compensation table.

     Long-Term Incentives. The Committee has awarded both stock options and restricted stock awards to executives. Because of the relatively low number of publicly traded shares of TSYS, the Committee has awarded Synovus stock options and restricted stock awards to TSYS executives, linking their interests to those of Synovus and TSYS shareholders. Restricted stock awards are designed to focus executives on the long-term performance of Synovus and TSYS. Stock options provide executives with the opportunity to buy and maintain an equity interest in Synovus and TSYS and to share in their capital appreciation. The Committee has established a payout matrix for long-term grants that uses total shareholder return measured by Synovus' performance (stock price increases plus dividends) and how Synovus' total shareholder return compares to the return of a peer group of companies. For the long-term incentive awards made in 2000, total shareholder return and peer comparisons were measured during the 1997 to 1999 performance period. Under the payout matrix, the Committee awarded Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham stock options of 49,050, 35,543, 13,115, 13,115 and 11,196, respectively.

     On June 12, 2000, the Committee made two long-term incentive grants in subsidiaries of TSYS to TSYS executives. The Committee made these awards to link the interests of TSYS executives to the ownership interest of TSYS in those subsidiaries. With respect to DotsConnect, Inc., the Committee awarded Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham stock options of 100,000, 100,000, 50,000, 100,000 and 50,000 shares, respectively, pursuant to the terms of the DotsConnect, Inc. 2000 Long-Term Incentive Plan. With respect to Vital Processing Services, LLC, the Committee awarded Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham restricted units of 100,000, 200,000, 100,000, 100,000 and 200,000, respectively.

     Other Benefits. Executives receive other benefits that serve a different purpose than the elements of compensation discussed above. In general, these benefits either provide retirement income or protection against catastrophic events such as illness, disability and death. Executives generally receive the same benefits offered to the employee population, with the only exceptions designed to promote tax efficiency or to replace other benefits lost due to regulatory limits. The Synovus/TSYS Profit Sharing Plan and the Synovus/TSYS 401(k) Savings Plan, including an excess benefit plan which replaces benefits lost due to regulatory limits (collectively the "Plan"), is the largest component of TSYS' benefits package for executives. The Plan is directly related to the performance of TSYS because the contributions to the Plan, up to a maximum of 14% of an executive's compensation, depend upon TSYS' profitability. For 2000, Mr. Ussery and TSYS' other executive officers received a Plan contribution of 11.45% of their compensation, based upon the Plan's profitability formula. The remaining benefits provided to executives are primarily based upon the competitive practices of similar companies.

     The Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation paid by a publicly held corporation to its chief executive officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met.

                                       19

Because the Committee seeks to maximize shareholder value, the Committee has taken steps to ensure that any compensation paid to its executives in excess of $1 million is deductible. For 2000, Mr. Ussery would have been affected by this provision, but for the steps taken by the Committee. The Committee reserves the ability to make awards which do not qualify for full deductibility under the Internal Revenue Code, however, if the Committee determines that the benefits of doing so outweigh full deductibility.

     The Committee believes that its executive compensation program serves the best interests of the shareholders of TSYS. As described above, a substantial portion of the compensation of TSYS' executives is directly related to TSYS' performance. The Committee believes that the performance of TSYS to date validates its compensation philosophy.

The Compensation Committee

Gardiner W. Garrard, Jr.
Mason H. Lampton
G. Wayne Clough

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Gardiner W. Garrard, Jr., Mason H. Lampton and G. Wayne Clough served as members of TSYS' Compensation Committee during 2000. No member of the Committee is a current or former officer or employee of TSYS or its subsidiaries.

                          TRANSACTIONS WITH MANAGEMENT

     TSYS has entered into an agreement with CB&T with respect to the use of aircraft owned or leased by CB&T and W.C.B. Air L.L.C. CB&T and W.C.B. Air are parties to a Joint Ownership Agreement pursuant to which they jointly own or lease aircraft. W.C. Bradley Co. owns all of the limited liability company interests of W.C.B. Air. CB&T and W.C.B. Air have each agreed to pay fixed fees for each hour they fly the aircraft owned and/or leased pursuant to the Joint Ownership Agreement. TSYS paid CB&T $1,274,764 for its use of the aircraft during 2000, which was used by CB&T to satisfy its commitments under the Joint Ownership Agreement. The charges payable by TSYS to CB&T in connection with its use of this aircraft approximate charges available to unrelated third parties in the State of Georgia for use of comparable aircraft for commercial purposes. William B. Turner, a director of TSYS and Chairman of the Executive Committee of CB&T and Synovus, is an advisory director and shareholder of W.C. Bradley Co. James H. Blanchard, Chairman of the Executive Committee of TSYS, Chairman of the Board of Synovus and a director of CB&T, is a director of W.C. Bradley Co. W. Walter Miller, Jr., a director of W.C. Bradley Co., is Group Executive and a director of TSYS. Elizabeth C. Ogie, the niece of William B. Turner and the sister-in-law of W. Walter Miller, Jr., is a director of W.C. Bradley Co. and a director of CB&T and Synovus. Stephen T. Butler, the nephew of William B. Turner and an officer and director of W.C. Bradley Co., is a director of CB&T. W.B. Turner, Jr. and John T. Turner, the sons of William B. Turner, are officers and directors of W.C. Bradley Co. and are also directors of CB&T.

     King & Spalding, a law firm located in Atlanta, Georgia, performed legal services on behalf of TSYS during 2000. Samuel A. Nunn, a director of TSYS, is a senior partner of King & Spalding. Bradley & Hatcher, a law firm located in Columbus, Georgia, performed legal services on behalf of TSYS during 2000. Richard Y. Bradley, a director of TSYS, CB&T and Synovus, is a partner of Bradley & Hatcher.

     For a description of certain transactions between TSYS and its affiliated companies, upon whose Boards of Directors certain of TSYS' directors also serve, see "Bankcard Data Processing Services Provided to CB&T and Certain of Synovus' Subsidiaries; Other Agreements Between TSYS, Synovus, CB&T and Certain of Synovus' Subsidiaries" on page 23.

                                       20

        RELATIONSHIPS BETWEEN TSYS, SYNOVUS, CB&T AND CERTAIN OF SYNOVUS'
                                  SUBSIDIARIES

BENEFICIAL OWNERSHIP OF TSYS STOCK BY CB&T

     The following table sets forth the number of shares of TSYS stock beneficially owned by CB&T, the only known beneficial owner of more than 5% of the issued and outstanding shares of TSYS stock, as of December 31, 2000.


--------------------------------------------------------------------------------
                                                  Percentage of
                         Shares of                Outstanding Shares of
                         TSYS Stock               TSYS Stock
Name and Address of      Beneficially Owned       Beneficially Owned
Beneficial Owner         as of 12/31/00           as of 12/31/00
------------------------ ------------------------ -----------------------------
Columbus Bank
and Trust Company        157,455,980(1)(2)             80.9%
1148 Broadway
Columbus, Georgia 31901

------------

(1)  CB&T individually owns these shares.

(2) As of December 31, 2000, Synovus Trust Company, a wholly owned trust company subsidiary of CB&T, held in various fiduciary capacities a total of 1,625,550 shares (.83%) of TSYS stock. Of this total, Synovus Trust
     Company held 1,310,464 shares as to which it possessed sole voting power, 1,269,825 shares as to which it possessed sole investment power, 268,665 shares as to which it possessed shared voting power and 275,535 shares as to which it possessed shared investment power. In addition, as of December
     31, 2000, Synovus Trust Company held in various agency capacities an additional 2,108,339 shares of TSYS stock as to which it possessed no voting or investment power. Synovus and its subsidiaries disclaim beneficial ownership of all shares of TSYS stock which are held by Synovus Trust Company in various fiduciary and agency capacities.


     CB&T, by virtue of its individual ownership of 157,455,980 shares, or 80.9%, of the outstanding shares of TSYS stock on December 31, 2000 is able to, and intends to, elect a majority of TSYS' Board of Directors. CB&T presently controls TSYS.

INTERLOCKING DIRECTORATES OF TSYS, SYNOVUS AND CB&T

     Seven of the seventeen members of and nominees to serve on TSYS' Board of Directors also serve as members of the Boards of Directors of Synovus and CB&T. They are James H. Blanchard, Richard Y. Bradley, Gardiner W. Garrard, Jr., John
P. Illges, III, H. Lynn Page, William B. Turner and James D. Yancey. Alfred W. Jones III serves as a director of Synovus and Mason H. Lampton serves as an Advisory Director of CB&T and as a director of Synovus.

SYNOVUS STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth the number of shares of Synovus stock beneficially owned by TSYS' directors, by each executive officer named in the Summary Compensation Table on page 14 and by all directors and executive officers as a group as of December 31, 2000.

                                       21


---------------------------------------------------------------------------------------------------
                           Shares of       Shares of      Shares of
                       Synovus Stock   Synovus Stock  Synovus Stock                      Percentage
                        Beneficially    Beneficially   Beneficially                              of
                          Owned with      Owned with     Owned with           Total     Outstanding
                         Sole Voting          Shared    Sole Voting       Shares of       Shares of
                                 and      Voting and         but no   Synovus Stock   Synovus Stock
                          Investment      Investment     Investment    Beneficially    Beneficially
                         Power as of     Power as of    Power as of     Owned as of     Owned as of
Name                        12/31/00        12/31/00       12/31/00        12/31/00(1)     12/31/00
--------------------    --------------  ------------  ---------------  ------------    ------------
James H. Blanchard         1,387,547        211,360       162,127       3,056,389              1.0
Richard Y. Bradley            21,617         84,887         ---           106,504                *
G. Wayne Clough                  ---            ---         ---               ---              ---
Thomas G. Cousins                ---            ---         ---               ---              ---
Gardiner W. Garrard, Jr.     204,147      1,263,616         ---         1,467,763                *
Sidney E. Harris                 ---            ---         ---               ---              ---
John P. Illges, III          282,727        504,096         ---           786,823                *
Alfred W. Jones III            4,135            ---         ---             4,135                *
Mason H. Lampton              79,996        302,451(2)      ---           382,447                *
James B. Lipham                6,131            ---         1,330         106,524                *
W. Walter Miller, Jr.         30,744         99,174         ---           158,081                *
Samuel A. Nunn                  ---             ---         ---              ---               ---
H. Lynn Page                 797,886         11,515         ---           809,401                *
William A. Pruett              9,315            ---         1,767         151,186                *
Philip W. Tomlinson           50,642            ---         4,654         413,321                *
William B. Turner             73,246     30,209,047(3)      ---        30,282,293             10.6
Richard W. Ussery             86,310          4,293         6,579         634,025                *
M. Troy Woods                  2,241            ---         1,577         108,203                *
James D. Yancey            1,022,406         61,677         7,810       1,868,999                *
Rebecca K. Yarbrough          45,542         19,804         ---            65,346                *
Directors and Executive
 Officers as a group
 (22 persons)              4,207,886     32,771,976       246,174      40,817,291             14.2

*    Less than one percent of the outstanding shares of Synovus stock.

-------------------

(1) The totals shown for the following directors and executive officers of TSYS include the number of shares of Synovus stock that each individual has the right to acquire within 60 days through the exercise of stock options:

          Person                                       Number of Shares
          ------                                       ----------------
     James H. Blanchard                                   1,295,355
     James B. Lipham                                         99,063
     W. Walter Miller, Jr.                                   28,163
     William A. Pruett                                      140,104
     Philip W. Tomlinson                                    358,025
     Richard W. Ussery                                      536,843
     M. Troy Woods                                          104,385
     James D. Yancey                                        777,106

     In addition, the other executive officers of TSYS have rights to acquire an aggregate of 415,851 shares of Synovus stock within 60 days through the exercise of stock options.

(2) Includes 276,187 shares of Synovus stock held in a trust for which Mr. Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of such shares.

(3)  Includes 27,621,025 shares of Synovus stock beneficially owned by TB&C
     Bancshares, Inc., of which Mr. Turner is an officer, director and shareholder.


                                       22

BANKCARD DATA PROCESSING SERVICES PROVIDED TO CB&T AND CERTAIN OF SYNOVUS' SUBSIDIARIES; OTHER AGREEMENTS BETWEEN TSYS, SYNOVUS, CB&T AND CERTAIN OF SYNOVUS' SUBSIDIARIES

     During 2000, TSYS provided bankcard data processing services to CB&T and certain of Synovus' other banking subsidiaries. The bankcard data processing agreement between TSYS and CB&T can be terminated by CB&T upon 60 days prior written notice to TSYS or terminated by TSYS upon 180 days prior written notice to CB&T. During 2000, TSYS derived $12,281,914 in revenues from CB&T and certain of Synovus' other banking subsidiaries for the performance of bankcard data processing services and $256,126 in revenues from Synovus and its subsidiaries for the performance of other data processing services. TSYS' charges to CB&T and Synovus' other subsidiaries for bankcard and other data processing services are comparable to, and are determined on the same basis as, charges by TSYS to similarly situated unrelated third parties.

     Synovus Service Corp., formerly a wholly owned subsidiary of Synovus, provided various services to Synovus' subsidiary companies during 2000, including TSYS. TSYS and Synovus Service Corp. were parties to a Lease Agreement pursuant to which Synovus Service Corp. leased from TSYS office space for lease payments aggregating $197,597 during 2000. Synovus Service Corp. also paid TSYS $63,806 during 2000 for data processing services. The terms of these transactions are comparable to those which could have been obtained in transactions with unaffiliated third parties.

     During 2000, TSYS and Synovus and TSYS and Synovus Service Corp. were parties to Management Agreements pursuant to which Synovus and Synovus Service Corp. provided certain management services to TSYS. During 2000, these services included human resource services, maintenance services, security services, communications services, corporate education services, travel services, investor relations services, corporate governance services, legal services, regulatory and statutory compliance services, executive management services performed on behalf of TSYS by certain of Synovus' officers and financial services. As compensation for management services provided during 2000, TSYS paid Synovus and Synovus Service Corp. management fees of $1,703,840 and $8,070,260, respectively. In addition, Synovus and TSYS are parties to Management Agreements pursuant to which TSYS provided management services to Synovus in connection with TSYS' assistance in managing the businesses of ProCard, Inc. and TSYS Total Debt Management, Inc., both of which are wholly owned subsidiaries of Synovus. As compensation for management services provided during 2000, Synovus paid TSYS management fees of $504,967 in connection with TSYS Total Debt Management, Inc. and $176,544 in connection with ProCard, Inc. Management fees are subject to future adjustments based upon charges at the time by unrelated third parties for comparable services.

     During 2000, Synovus Trust Company served as Trustee of various employee benefit plans of TSYS. During 2000, TSYS paid Synovus Trust Company trustee's fees under these plans of $391,414.

     During 2000, Columbus Depot Equipment Company, a wholly owned subsidiary of TSYS, and CB&T and nine of Synovus' other subsidiaries were parties to Lease Agreements pursuant to which CB&T and nine of Synovus' other subsidiaries leased from Columbus Depot Equipment Company computer related equipment for bankcard and bank data processing services for lease payments aggregating $64,004. The terms, conditions and rental rates provided for in these Agreements are comparable to corresponding terms, conditions and rates provided for in leases of similar equipment offered by unrelated third parties.

     During 2000, Synovus Technologies, Inc., formerly a wholly owned subsidiary of Synovus, paid TSYS $118,322 for data links, network services and other miscellaneous items related to the data processing services which Synovus Technologies provided to its customers, which amount was reimbursed to Synovus Technologies by its customers. During 2000, Synovus Technologies paid TSYS $24,900, primarily for computer processing services. During 2000 TSYS paid Synovus Technologies $1,688,676 for lockbox services. The charges for processing and other services are comparable to those between unrelated third parties.

     During 2000, pointpathbank, N.A., a wholly owned subsidiary of Synovus, paid DotsConnect, Inc. $514,640 in connection with Web hosting services and CB&T paid DotsConnect $30,867

                                       23

in connection with online customer support services. The charges paid for these services are comparable to those between unrelated third parties.

     During 2000, Synovus, CB&T and other Synovus subsidiaries paid to Columbus Productions, Inc. and TSYS Total Solutions, Inc., wholly owned subsidiaries of TSYS, an aggregate of $6,529,779 for printing, correspondence and facilities management services. The charges for these services are comparable to those between unrelated third parties.

     During 2000, CB&T leased office space from TSYS for lease payments of $39,405. During 2000, TSYS and its subsidiaries were paid $4,772,461 of interest by CB&T in connection with deposit accounts with, and commercial paper purchased from, CB&T. The lease payments and interest rates paid are comparable to those provided for between unrelated third parties.

     The Board of Directors of TSYS has resolved that transactions with officers, directors, key employees and their affiliates shall be approved by a majority of its independent and disinterested directors, if otherwise permitted by applicable law, and will be on terms no less favorable than could be obtained from unrelated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires TSYS' officers and directors, and persons who own more than ten percent of TSYS stock, to file reports of ownership and changes in ownership on Forms 3,4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish TSYS with copies of all Section 16(a) forms they file.

     To TSYS' knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, TSYS believes that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mrs. Yarbrough reported two transactions late on a Form 4.

                            INDEPENDENT AUDITORS

APPOINTMENT OF INDEPENDENT AUDITORS

     On March 7, 2001, TSYS' Board of Directors appointed KPMG LLP as the independent auditors to audit the financial statements of TSYS and its subsidiaries for the fiscal year ending December 31, 2001. The Board of Directors knows of no direct or material indirect financial interest by KPMG in TSYS or of any connection between KPMG and TSYS in the capacity of promoter, underwriter, voting trustee, director, officer, shareholder or employee.

     Representatives of KPMG will be present at TSYS' 2001 Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

FEES

     The following table sets forth the aggregate fees billed to TSYS in the indentified categories for the fiscal year ended December 31, 2000 by KPMG.


                          Financial Information
                            Systems Design and                    All other
Audit Fees                 Implementation Fees                    Fees
----------                ---------------------                  ---------
$215,000                  $  0                                   $697,279

     The Audit Committee has considered whether the provision of services to TSYS, other than audit services, is compatible with maintaining KPMG's independence.

                                       24

                              GENERAL INFORMATION

FINANCIAL INFORMATION

     Detailed financial information for TSYS and its subsidiaries for its 2000 fiscal year is included in TSYS' 2000 Annual Report that is being mailed to TSYS' shareholders together with this Proxy Statement.

SHAREHOLDER PROPOSALS FOR THE 2002 PROXY STATEMENT

     Any shareholder satisfying the Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2002 Annual Meeting of Shareholders should submit the proposal in writing to the Secretary, Total System Services, Inc., 901 Front Avenue, Suite 301, Columbus, Georgia 31901. TSYS must receive a proposal by November 9, 2001 in order to consider it for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders.

DIRECTOR NOMINEES OR OTHER BUSINESS FOR PRESENTATION AT THE ANNUAL MEETING

     Shareholders who wish to present director nominations or other business at the Annual Meeting are required to notify the Secretary of their intent between December 10, 2001 and January 24, 2002 and the notice must provide information as required in the bylaws, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. A copy of these bylaw requirements will be provided upon request in writing to the Secretary, Total System Services, Inc., 901 Front Avenue, Suite 301, Columbus, Georgia 31901. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see "Shareholder Proposals for the 2002 Proxy Statement" above), nor does it apply to questions a shareholder may wish to ask at the meeting.

SOLICITATION OF PROXIES

     TSYS will pay the cost of soliciting proxies. Proxies may be solicited on behalf of TSYS by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. TSYS will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

HOUSEHOLDING

         The Securities and Exchange Commission recently adopted amendments to its proxy rules which permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. TSYS is not householding proxy materials for its shareholders of record in connection with its 2001 Annual Meeting. However, we have been notified that certain intermediaries will household proxy materials. If you hold your shares of TSYS stock through a broker or bank that has determined to household proxy materials:

         . Only one annual report and proxy statement will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

         . You can contact TSYS by calling (706) 649-5220 or by writing Investor Relations Manager, Total System Services, Inc., P.O. Box 120, Columbus, Georgia 31902 to request a separate copy of the annual report and proxy statement for the 2001 Annual Meeting and for future meetings or you can contact your bank or broker to make a similar request; and

         . You can request delivery of a single copy of annual reports or proxy statements from your bank or broker if you share the same address as another TSYS shareholder and your bank or broker has determined to household proxy materials.

                                       25

     The above Notice of Annual Meeting and Proxy Statement are sent by order of the TSYS Board of Directors.

                                             /s/Richard W. Ussery
                                             Richard W. Ussery
                                             Chairman of the Board


March 9, 2001

                                       26

                                   APPENDIX A

                           TOTAL SYSTEM SERVICES, INC.

            Charter of the Audit Committee of the Board of Directors

I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist it in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         . Monitor the quality and integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, regulatory and legal compliance.

         . Monitor the independence and performance of the Company's independent auditors and internal auditing activities.

         . Provide an avenue of communication among the independent auditors, management, internal audit, and the Board of Directors.

         The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee will recommend actions to the Board of Directors as the Committee deems appropriate. The Committee will undertake such additional activities within the scope of its primary functions as the Committee deems appropriate.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition

         Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

III.     Audit Committee Responsibilities and Duties

         Review Procedures

         1. The Audit Committee shall review and reassess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and include a copy of the Charter as an appendix to the Company's proxy statement at least every three years, in accordance with SEC regulations.

         2. The Audit Committee shall review the Company's annual audited financial statements prior to filing or distribution and discuss with management and the independent auditors any significant issues regarding accounting principles, practices, and judgments.

                                      A-1

         3. The Audit Committee shall review significant findings prepared by the independent auditors and internal audit, together with management's responses.

         Independent Auditors

         4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors are responsible for selection, evaluation and replacement of the independent auditors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         5. The Audit Committee is responsible for ensuring that the outside auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and is responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee is responsible for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

         6. The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

         7. The Audit Committee shall review the independent auditors' audit plan, including discussion of the scope, staffing, reliance upon management, and internal audit and general audit approach.

         8. Prior to the Company filing its Annual Report on Form 10-K with the SEC, the Audit Committee shall discuss the results of the audit with the independent auditors, and shall discuss certain matters required to be communicated by independent auditors to audit committees in accordance with AICPA Statement of Auditing Standards No. 61.

         Internal Audit

         9. The Audit Committee shall review the budget, plan, organizational structure, and staffing of internal audit.

         10. The Audit Committee shall review significant reports prepared by internal audit together with management's response and follow-up to these reports.

         Other Audit Committee Responsibilities

         11. The Audit Committee shall review the appointment, performance and replacement of the senior internal audit executive.

         12. The Audit Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.



                                       A-2

                                   APPENDIX 1

PROXY                                                                 PROXY
                      TOTAL SYSTEM SERVICES, INC.
          POST OFFICE BOX 2506, COLUMBUS, GEORGIA  31902-2506
      ANNUAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD APRIL 19, 2001
        SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS

The undersigned shareholder of Total System Services, Inc. hereby appoints James
B. Lipham and Dorenda K. Weaver, or any of them acting singly in the absence of the other, proxies with full power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or with respect to which the undersigned is entitled to vote on February 15, 2001 at the ANNUAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 19th day of April, 2001, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present.

The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of TSYS, other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgement. This Proxy is revocable at any time prior to its use.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH
ANY INSTRUCTIONS INDICATED HEREIN. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED HEREIN.

IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark, date and sign exactly as your name appears on the proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian, or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

______________________________________     __________________________________

______________________________________     __________________________________

                                          THE BOARD OF DIRECTORS RECOMMENDS
                                          THAT SHAREHOLDERS VOTE FOR THE
                                          PROPOSALS LISTED BELOW.
[X] PLEASE MARK VOTES AS IN THIS EXAMPLE
                                                       For All   With- For all
-----------------------------------------              Nominees  hold   Except
TOTAL SYSTEM SERVICES, INC.                1.  Proposal    [ ]    [ ]    [ ]
-----------------------------------------      to elect as
Mark box at right                    [ ]       directors:
if an address change or comment has been noted on the reverse side of this card.

 CONTROL NUMBER:
 RECORD DATE SHARES:                       (01) Thomas G. Cousins, (02) Sidney
                                           E. Harris, (03) Alfred W. Jones III,
                                           (04) Mason H. Lampton, (05) William
                                           B. Turner, (06) James D. Yancey, and
                                           (07) Rebecca K. Yarbrough to serve
                                           until the Annual Meeting of
                                           Shareholders in 2004.

                                           Note: If you do not wish  your
                                           shares  voted "For" a particular
                                           nominee, mark the "For All Except"
                                           box and strike a line through the
                                           name(s) of the nominee(s). Your
                                           shares will be voted for the
                                           remaining nominee(s) in the list
                                           above.

                                           2. Proposal to Reapprove the Synovus
                                              Financial Corp. Executive Bonus
                                              Plan.

                                                For    Against    Abstain
                                                [ ]      [ ]        [ ]

                                           3. Proposal to approve the
                                              DotsConnect, Inc. 2000
                                              Long-Term Incentive Plan.

                                                For    Against    Abstain
                                                [ ]      [ ]        [ ]

                                           The undersigned hereby acknowledges
                                           receipt of NOTICE of the ANNUAL
                                           MEETING and the PROXY STATEMENT
                                           and hereby revokes all Proxies
                                           previously given by the undersigned
                                           for the ANNUAL MEETING.





Please be sure to
sign and date this Proxy.[Date:             ]
Shareholder sign here[                      ]
Co-owner sign here[                         ]


DETACH CARD                                                      DETACH CARD


VOTE BY TELEPHONE                         VOTE BY INTERNET
It's fast, convenient, and immediate!     It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone      is immediately confirmed and posted.

Follow these four easy steps:             Follow these four easy steps:

1. Read the accompanying Proxy            1. Read the accompanying Proxy
   Statement and Proxy Card.                 Statement and Proxy Card.

2. Call the toll-free number              2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).          http://www.eproxyvote.com/tss

                                          3. Enter your Control Number located
                                             on your Proxy Card.


3. Enter your Control Number located      4. Follow the instructions provided.
   on your Proxy Card.

4. Follow the recorded instructions.

Your vote is important!                   Your vote is important!
Call 1-877-PRX-VOTE anytime!              Go to
                                          http://www.eproxyvote.com/tss anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

                                   APPENDIX 2

                             SYNOVUS FINANCIAL CORP.
                              EXECUTIVE BONUS PLAN



                                    ARTICLE I

                              OBJECTIVE OF THE PLAN

         The purposes of this Synovus Financial Corp. Executive Bonus Plan ("Plan") to reward selected officers of Synovus Financial Corp. (the "Company") and certain of its subsidiaries ("Subsidiaries") for superior corporate performance measured by achievement of financial performance and strategic corporate objectives and to attract and retain top quality officers.


                                   ARTICLE II

                               PLAN ADMINISTRATION

         This Plan is administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"), with the approval, as to matters involving employees of any publicly-traded Subsidiary of the Company, of the compensation committee of such publicly-traded Subsidiary. The Committee (and the compensation committee of any publicly-traded Subsidiary of the Company) shall be composed of two or more outside directors as defined in
Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").


                                   ARTICLE III

                                  PARTICIPANTS

         Participation is limited to the Chief Executive Officer and the four highest compensated officers of the Company and any publicly-traded Subsidiary of the Company as selected from year-to-year by the members of the Committee ("Participants").


                                   ARTICLE IV

                             PERFORMANCE OBJECTIVES

         Each fiscal year, the Committee shall establish

                  (i) performance objectives for such and/or the succeeding fiscal year for the Company, any Subsidiary, or any business segment or business unit of the Company or any Subsidiary, based upon such criteria as may be from time to time considered by the Committee, which criteria may include, not to the exclusion of other criteria, criteria that has been approved by the shareholders of the Company or the shareholders of any publicly-traded Subsidiary of the Company; and

                  (ii) a system which equates the attainment of various performance objectives by the Company and Subsidiaries for such and/or the succeeding fiscal year into various percentages of the base salaries of eligible officers of the Company and Subsidiaries for such and/or the succeeding fiscal year which may be awarded to such Employees who are selected to be Participants in the Plan as bonuses.

         The maximum award under this Plan to any participant shall be 150% of base salary, provided, however, that no participant may receive an award for any performance period in excess of $1,500,000.


                                    ARTICLE V

                                AWARD OF BONUSES

         As soon as practicable after each fiscal year for which performance objectives have, pursuant to Article IV, been established, the Committee shall determine whether the Company and each Subsidiary attained the previously-established performance objectives. Assuming such performance objectives shall be attained, the Committee shall determine, in its sole and exclusive discretion, whether any bonuses shall be awarded for such fiscal year. Such bonuses shall be awarded as soon as practicable thereafter and the officers who are determined to be entitled to receive such bonuses shall be promptly notified of the award thereof.


                                   ARTICLE VI

                               PAYMENT OF BONUSES

         Any bonus or any portion of any bonus awarded to a Participant shall, at the election of such Participant, be deferred and made subsequently payable to such Participant and/or his beneficiary, as provided in Article VIII hereof.

         In order to properly provide for timely elections as to the deferral of receipt of bonuses, each eligible officer of the Company or Subsidiary eligible to become a Participant in the Plan may elect by an instrument in writing, the form for said written election being attached hereto and marked Exhibit "A" and entitled "Election Regarding Deferral of Executive Bonus Awarded Pursuant to Synovus Financial Corp. Executive Bonus Plan" on or before the 31st day of December of the year preceding the fiscal year for which such bonus is to be awarded, to have any percentage of any bonus which may be awarded to him for such fiscal year paid to him in cash on the distribution date for such fiscal year, with the balance being deferred and payable to him as provided in Article VIII hereof. Said written forms of election shall be filed with the Committee.


                                   ARTICLE VII

                        DEFERRED EXECUTIVE BONUS ACCOUNTS

         There shall be established for each Participant who elects to defer receipt of any portion of any bonus awarded to him an account to be designated as such Participant's Deferred Executive Bonus Account to which amounts so elected to be deferred shall be allocated. Interest, at a rate equal to the average annual short-term prime rate as established by Columbus Bank and Trust Company for each fiscal year and applied to the average balance in said Account for said fiscal year, shall be credited to such Participants' Deferred Executive Bonus Accounts on December 31st of each fiscal year until all amounts allocated thereto have been distributed to such Participants or their beneficiaries as provided in Article VIII hereof.


                                  ARTICLE VIII

           DISTRIBUTION AFTER PARTICIPANT'S DEFERRAL TERMINATION DATE

         When a Participant's employment termination date shall occur, the balance in such Participant's Deferred Executive Bonus Account shall be distributed to such Participant or his beneficiary as provided hereinbelow:

          (A) Distribution shall be made in one lump sum or in up to 120 approximately equal and consecutive monthly installments. The method of payment, lump sum or installment, and, in the event the distribution is determined to be made by installments, the number of installments in which such distribution is to be made, for each Participant shall be determined solely and exclusively by the Committee.

          (B) If a Participant's termination of employment occurs by reason of his death (except by suicide) or total disability, the lump sum payment or the first monthly installment, provided for in paragraph (A) hereinabove, shall be paid within 30 days after the last day of the month in which the Participant's termination of employment occurs.

          (C) If a Participant's termination of employment with the Company and/or Subsidiary is for a reason other than death (except by suicide) or disability, the distributions made pursuant to paragraph (A) hereinabove shall commence at such time as shall be determined by the Committee; PROVIDED, HOWEVER, that in no event shall such distributions begin later than the date upon which such Participant attains age 70 1/2, and PROVIDED FURTHER, HOWEVER, that if such Participant dies or becomes totally disabled prior to his attaining age 70 1/2, the distributions to which such Participant would have been entitled to receive under this paragraph shall commence to be made within thirty (30) days after the last day of the month in which such Participant's death or total disability occurred.


          (D) If a Participant shall cease to be an Employee of the Company by reason of his death or if he shall die after his employment termination date but prior to his receipt of all distributions provided for herein, all cash distributable hereunder, or the undistributed balance thereof, shall be distributed to such beneficiary or beneficiaries as he shall have designated by an instrument in writing, the form for said written designation being attached hereto and marked Exhibit "B" and entitled "Beneficiary Designation," filed with the Committee in the same manner and at the same intervals as they would have been made to the Participant had he continued to live, or, in the absence of an effective Beneficiary Designation, in a lump sum to the Participant's estate.

                                   ARTICLE IX

             DISTRIBUTION IN THE EVENT OF SEVERE FINANCIAL HARDSHIP

         In the event a Participant or any beneficiary of a Participant incurs "severe financial hardship," the Committee may authorize the acceleration of the payment of benefits hereunder to, and only to, the extent reasonably necessary to eliminate such "severe financial hardship." The Committee possesses the sole discretion as to the determination of the existence, in a particular factual setting, of "severe financial hardship;" PROVIDED, HOWEVER, in the exercise of such discretion, the Committee is charged with the responsibility of exercising its discretion in a fair, reasonable and nondiscriminatory manner and determinations of "severe financial hardship" shall be limited solely to factual situations caused by accident, illness or other event beyond the control of the Participant or his beneficiary, which shall not have been an event that such Participant or his beneficiary would voluntarily incur.

                                    ARTICLE X

                             NO ENTITLEMENT TO BONUS

         Participants are entitled to a distribution under this Plan only upon the approval of the award by the Committee and no Participant shall be entitled to a bonus under the Plan due to the attainment of performance objectives. In addition, any Participant not employed by the Company or a Subsidiary on December 31 of any fiscal year will not be entitled to a bonus unless otherwise determined by the Committee.

                                   ARTICLE XI

                               TERMINATION OF PLAN

         The Company Board of Directors may amend or terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to Participants' Deferred Executive Bonus Accounts as of the date of termination shall be made in the manner and at the time prescribed in Article VIII hereof.



                                   ARTICLE XII

                      PARTICIPANT'S RIGHT OF ASSIGNABILITY

         Except as provided in subsection (D) of Article VIII hereof, regarding beneficiary designation, amounts credited to Deferred Executive Bonus Accounts of Participants shall not be subject to assignment, pledge or other disposition, nor shall such amounts be subject to garnishment, attachment, transfer by operation of law, or any legal process.


                                  ARTICLE XIII

                                  GOVERNING LAW

         The validity, construction, performance and effect of the Plan shall be governed by Georgia law.





                                  EXHIBIT "A"

                         ELECTION REGARDING DEFERRAL OF
                          BONUS AWARDED PURSUANT TO THE
                  SYNOVUS FINANCIAL CORP. EXECUTIVE BONUS PLAN



         __________________ ("Employee"), in the event Employee is awarded a bonus under the Synovus Financial Corp. Executive Bonus Plan (the "Plan") for the period commencing January 1, ___, and ending December 31, ____, hereby makes the following elections.

         I. Employee elects to have _______ percent of the bonus awarded to him for the above elected period of participation in the Plan paid in cash to him on the distribution date provided for under the Plan.

         II. Employee further elects to defer receipt of the balance of the bonus awarded to him for the above elected period of participation in the Plan, said balance to be payable to Employee or his Beneficiary pursuant to the terms of Article VIII of this Plan.

         IN WITNESS WHEREOF, Employee has affixed his hand and seal, all as of the_____ day of __________________________, ____.


                                           ______________________________ (L.S.)

                                                       "EMPLOYEE"


         Received and accepted as of the ___day of ____________, ____.


                                                   COMPENSATION COMMITTEE


                                           By:__________________________________

                                                    Secretary


                                   EXHIBIT "B"

                             BENEFICIARY DESIGNATION


         _______________________("Participant") hereby designates the following persons as beneficiaries entitled, upon the death of Participant, to any payments in accordance with the terms and provisions of the Synovus Financial Corp. Executive Bonus Plan ("Plan"), this beneficiary designation being made by Participant pursuant to Article VIII of the Plan:

         Primary Beneficiary:

         Name:
                    ------------------------------------------------------------

         Address:
                    ------------------------------------------------------------

         It is understood and agreed that in the event of the death of the above-named Primary Beneficiary, the Contingent Beneficiary (or Beneficiaries) shall be entitled to receive the payments under the Plan the Primary Beneficiary was receiving or would have received. In the event more than one Contingent Beneficiary is designated, said Contingent Beneficiaries shall be entitled to receive payments made pursuant to the Plan per capita:

         Names:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

         Addresses:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

         This beneficiary designation supersedes all beneficiary designations, if any, previously made by Participant and may be amended at any time by filing another such beneficiary designation with the Compensation Committee.

         IN WITNESS WHEREOF, Participant has affixed his hand and seal, this _____ day of________________ , ____.


                                       ___________________________________(L.S.)

                                           "PARTICIPANT"

         Received this day of_____ day of____________________ , ____.


                                           COMPENSATION COMMITTEE


                                           By:_________________________________

                                                    Secretary

                                   APPENDIX 3


                              DotsConnect, Inc.

                          2000 Long-Term Incentive Plan





                                TABLE OF CONTENTS



ss.1     Background and Purpose................................................1

ss.2     Definitions...........................................................1
         2.1      Affiliate....................................................1
         2.2      Board........................................................1
         2.3      Change of Control............................................1
         2.4      Committee....................................................2
         2.5      Company......................................................2
         2.6      Disability...................................................2
         2.7      Effective Date...............................................2
         2.8      Employee.....................................................2
         2.9      Fair Market Value............................................2
         2.10     Option.......................................................3
         2.11     Option Agreement.............................................3
         2.12     Option Price.................................................3
         2.13     Plan.........................................................3
         2.14     Retirement...................................................3
         2.15     Stock........................................................3

ss.3     Stock Reserved for Issuance Under Plan................................3

ss.4     Committee.............................................................4

ss.5     Eligibility...........................................................4

ss.6     Options...............................................................4

ss.7     Nontransferability....................................................5

ss.8     Securities Registration...............................................5

ss.9     Life of Plan..........................................................5

ss.10    Adjustment............................................................6

ss.11    Change of Control.....................................................7

ss.12    Amendment or Termination..............................................7

ss.13    Miscellaneous.........................................................8







                              DotsConnect, Inc.
                          2000 Long-Term Incentive Plan

                                      ss. 1

                             Background and Purpose

         The purpose of this Plan is to promote the interest of DotsConnect, Inc. through the granting of Options in order to (a) attract and retain Employees, (b) provide an additional incentive to each Employee to work to increase the value of the Company, and (c) provide each Employee with a stake in the future of the Company that is similar to that of the Company's other equity owners.

                                      ss. 2

                                   Definitions

         Each term set forth in this ss. 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

         2.1 Affiliate - shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934.

         2.2  Board - means the Board of Directors of the Company.

         2.3  Change of Control - means:

                  (a) the acquisition by any "person" ("Person"), as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee) or an "Exempt Person" as defined below), of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total number of shares of the Company's then outstanding securities; or

                  (b) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company's outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than two-thirds (2/3) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries)in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company's outstanding securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination, or an "Exempt Person" as defined below) beneficially owns, directly or indirectly, 20% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

For purposes of this Section 2.3, a "Change of Control" shall not result from any transaction precipitated by the Company's insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

         2.4 Committee - means the Board, or such committee as may be designated by the Board; provided, however, that with respect to Options granted to employees of Total System Services, Inc., the term "Committee" shall refer to the Compensation Committee of the Board of Directors of Total System Services, Inc.

         2.5 Company - means DotsConnect, Inc. and any successor to DotsConnect, Inc.

         2.6 Disability - shall have the meaning ascribed to such term in the Employee's governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

         2.7 Effective Date - means the effective date of this Plan, which is May 1, 2000.

         2.8 Employee - means an employee of the Company or an Affiliate or a former employee of the Company or an Affiliate who has an outstanding Option.

         2.9  Fair Market Value - means as of any date

             (a) if the Stock is not traded on a national securities exchange or quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method to be the price at which a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, or

             (b) if the Stock is traded on a national securities exchange or quoted on a national quotation system, (1) the closing price of the Stock on such date, (2) if there was no closing price of the Stock on such date, the closing price on the next preceding business day, or (3) if there was no closing price on the next preceding business day, the value determined by the Committee in accordance with ss. 2.9(a).

         2.10 Option - means an option to purchase Stock granted in accordance with ss.6.

         2.11 Option Agreement - means the document that sets forth the terms and conditions of an Option.

         2.12 Option Price - means the price to purchase one share of Stock upon the exercise of an Option.

         2.13 Plan - means this DotsConnect, Inc. 2000 Long-Term Incentive Plan, as amended from time to time.

         2.14 Retirement - means termination of employment after (i) attainment of age sixty-five (65); or (ii) attainment of age fifty (50) with fifteen (15) years of service.

         2.15 Stock - means the common stock of the Company or any successor to the Company.

                                      ss. 3

                     Stock Reserved for Issuance Under Plan

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,500,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         If any shares of Stock that have been subject to option cease to be subject to option without having been exercised, or such options are otherwise terminated without having been exercised, such shares shall again be available for distribution in connection with future Options under the Plan.

         Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be granted to any one Employee in any calendar year shall be 500,000.

                                      ss. 4

                                    Committee

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. Any action of the Committee shall be binding on the Company, on each affected Employee and on each other person directly or indirectly affected by such action.

                                      ss. 5

                                   Eligibility

         Only employees of the Company or an Affiliate shall be eligible for the grant of Options.

                                      ss. 6

                                     Options

         6.1 Committee Action. The Committee acting in its absolute discretion may grant Options to Employees from time to time. Each grant of an Option shall be evidenced by an Option Agreement. The Option Agreement shall incorporate such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

         6.2 Option Price. The Option Price shall be no less than the Fair Market Value of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. At the discretion of the Committee, an Option Agreement can provide for the payment of the Option Price either in cash, by check acceptable to the Committee, or by surrender of Stock that has been held for at least six (6) months, or in any combination of such cash, check and Stock. The value of any Stock used as payment in the exercise of an Option shall be equal to the Fair Market Value of Stock on the date of exercise of the Option.

         6.3 Exercise Period. Each Option shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option shall be exercisable, with respect to any Stock subject to such Option, after the tenth anniversary of the date of grant of the Option. An Option Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including retirement, death or disability.

                                      ss. 7

                               Nontransferability

         An Option shall not be transferable by an Employee other than by will or by the laws of descent and distribution. During an Employee's lifetime, an Option shall be exercisable only by the Employee or, if the Option Agreement provides for exercise after the disability of the Employee and the Employee is legally incapacitated as a result of such disability, the Option shall be exercisable by the Employee's legal representative. However, the person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee under this Plan.

                                      ss. 8

                             Securities Registration

         Each Option Agreement shall provide that, upon the receipt of Stock, the Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee under any applicable securities laws or to qualify such issuance for an exemption from the registration requirements of such laws prior to the issuance of such Stock to an Employee. However, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

                                      ss. 9

                                  Life of Plan

         No Option shall be granted under this Plan on or after the earlier of

                  (a) the tenth anniversary of the Effective Date, in which event this Plan shall continue in effect until all outstanding Options have been exercised in full or are no longer exercisable, or

                  (b) the date on which all of the Stock authorized for issuance under ss. 3 has been issued or is no longer available for use under this Plan (as a result of use to satisfy a withholding obligation), in which event this Plan also shall terminate on such date.

                                     ss. 10

                                   Adjustment

         10.1 Capital Structure. In the event of changes in the capitalization of the Company resulting from Stock dividends or Stock splits, the Committee shall adjust, and in the event of changes in the capitalization of the Company resulting from a merger, consolidation, acquisition, separation, reorganization or liquidation, the Committee may (in its absolute discretion) adjust the number, kind or class (or any combination thereof) of Stock subject to Options and the Option Price of such Options. Any such adjustments shall be made in an equitable manner to reflect such change.

         10.2 Conversion to Options for Other Securities. In the event securities of the Company, or of a subsidiary of the Company, or of an entity formed for the purpose of causing the business of the Company to be operated in a publicly traded entity, become publicly traded, or in anticipation of such event, the Committee shall take such actions as may be necessary, if any, to cause outstanding Options to be converted into options to purchase such securities that are or will be publicly traded. Any such option into which an Option is converted shall reflect such terms (including the number, kind and class of securities subject to the option and the option price) as the Committee deems equitably comparable to the terms of the Options converted; provided, however, the Committee under no circumstances shall be obligated to cause to be granted options to purchase the same percentage of the equity interest in the Company, subsidiary or other entity as could have been purchased through exercise of the converted Options; and provided, further, that the Committee shall not be required to take any action in connection with such conversion that would result in compensation expense to the Company or to the issuer of such substituted options by reason of, or in connection with, such conversion.

         10.3 Fractional Shares. If any adjustment under this ss. 10 would create a fractional share or a right to acquire a fractional share of Stock, such fractional share of Stock shall be disregarded and the number of shares that otherwise would result from such adjustment shall be the next lower number of shares, rounding all fractions downward. An adjustment made under this ss. 10 by the Committee shall be conclusive and binding on all affected persons.

                                     ss. 11

                                Change of Control

         In the event of a Change of Control, all outstanding Options of persons who are employees of the Company or an Affiliate on the date of the Change of Control will vest in full. In addition, as part of the Option Agreement, the Committee in its discretion may require that an Employee surrender his or her Option in exchange for a payment by the Company in an amount equal to the amount by which the then Fair Market Value of the Stock subject to the Employee's Option exceeds the Option Price for such Stock, in which case the Option will terminate upon such surrender.

                                     ss. 12

                            Amendment or Termination

         The Board may amend this Plan from time to time to the extent that the Board deems necessary or appropriate and the Board also may suspend the granting of Options at any time and terminate this Plan at any time; provided, however, except as provided in ss. 13.6, neither the Board nor the Committee may amend or cancel an Option, without the holder's consent, if such amendment or cancellation would adversely affect the holder's right to purchase an equity interest in the Company on terms equitably comparable (as determined by the Committee in its absolute discretion) to the terms of the Option in effect prior to such amendment or cancellation to the extent the Employee is vested in the Option immediately prior to the date of such amendment or cancellation; provided the Committee under no circumstances shall be obligated to preserve the Employee's opportunity to purchase the same percentage of the equity interest in the Company as the Employee could have purchased before the date of such amendment or cancellation.

         Because the Plan will be submitted to Total System Services, Inc. stockholders for approval, Options granted to Employees of Total System Services, Inc. are contingent upon such stockholder approval of the Plan. If stockholder approval of this Plan is obtained, no amendment, alteration or discontinuation shall be made by the Board which, without the approval of such stockholders, would:

                  (a) increase the total number of shares reserved for the purpose of the Plan, except as provided for in accordance with Section 10 of the Plan;

                  (b) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the granting of the option, except as provided for in accordance with Section 10 of the Plan;

                  (c) change the Participants or class of Participants eligible to participate in the Plan;

                  (d) extend the maximum option period under Section 6.3 of the Plan; or

                  (e) materially increase in any other way the benefits accruing to Participants.

                                     ss. 13

                                  Miscellaneous

         13.1 Option Holder Rights. No holder of an Option shall have any rights as a stockholder of the Company as a result of the grant of an Option or his or her exercise of such Option until such person is reflected on the Company's books as the holder of the applicable Stock.

         13.2 No Contract of Employment. The grant of an Option shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Agreement.

         13.3 Withholding. Each grant of an Option shall be made subject to the condition that the Employee consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Option.

         13.4 Construction. The headings in this Plan are for convenience of reference only and are not to be given substantive meaning. All references to sections (ss.) are to sections (ss.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia.

         13.5 Other Conditions. Each Option Agreement may require that an Employee (as a condition to the exercise of an Option) enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to the exercise of an Option or provides for the repurchase of such Stock by the Company under certain circumstances.

         13.6 Securities Law. The Committee shall have the right to amend or cancel any grant of an Option or to withhold consent to or otherwise restrict the transfer of any Stock issued upon exercise of Options granted under this Plan as the Committee deems appropriate in order to satisfy any condition or requirement under any federal or state securities or other law, regulation or rule applicable to such grant or transfer, or obtain applicable governmental agency approval.

         13.7 Loans. If approved by the Committee in its sole discretion, the Company may lend money to, or guarantee loans made by a third party to, any Employee to finance the exercise of any Option, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash. If approved by the Committee in its sole discretion, the Company also may, in accordance with an Employee's instructions, transfer Stock acquired in the exercise of an Option directly to a third party in connection with any arrangement made by the Employee for financing the exercise of such Option.

         13.8 Beneficiary Designation. Each Employee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Employee, shall be in a form prescribed by the Company, and will be effective only when filed by the Employee in writing with the Company during the Employee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Employee's death shall be paid to the Employee's estate.

         13.9 Indemnification. Each person who is, or shall have been, a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon, or reasonably incurred by, him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         13.10 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         IN WITNESS WHEREOF, DotsConnect, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                DotsConnect, Inc.


                                By:      _______________________________

                                Date:    _______________________________